Ohr Pharmaceutical, Inc. 8-K/A

Exhibit 99.3

OHR PHARMACEUTICAL, INC.
(A Development Stage Company)
Unaudited Pro Forma Consolidated Condensed Balance Sheet
As of March 31, 2014

	Ohr	SKS		Adjustments	Totals
ASSETS
CURRENT ASSETS
Cash	$3,474,112	$184,000	1	(184,000)	$—
			2	(3,474,112)
Prepaid expenses	236,901	—			236,901

Total Current Assets	3,711,013	184,000			236,901

EQUIPMENT, net	23,913	90,437	2	92,437	206,787

OTHER ASSETS
Security deposit	—	12,243			12,243
Deferred charges	—	158,729	1	(158,729)	—
License rights, net	—	556,797	2	16,886,603	17,443,400
Patent costs, net	507,076	—			507,076
Goodwill	—	—	2	8,766,983	8,766,983

TOTAL ASSETS	$4,242,002	$1,002,206			$27,173,390

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$720,878	$2,418,226	1	(2,392,338)	$746,766
Notes payable	194,000	1,552,500	1	(1,552,500)	194,000
Accrued liability - litigation	—	465,750	1	(465,750)	—
Contingent consideration	—	—	2	12,725,276	12,725,276

Total Current Liabilities	914,878	4,436,476			13,666,042

TOTAL LIABILITIES	914,878	4,436,476			13,666,042

STOCKHOLDERS' EQUITY
Preferred stock, Series B; 6,000,000 shares authorized, $0.0001 par value, zero shares issued and outstanding	—	—			—
Common stock; 180,000,000 shares authorized, $0.0001 par value, 21,800,538 shares issued and outstanding	2,181	—	2	119	2,300
Members' equity	—	789	1	(789)	—
Additional paid-in capital	41,498,003	—	2	10,180,105	51,678,108
Accumulated deficit	(21,628,748)	—			(21,628,748)
Deficit accumulated during the development stage	(16,544,312)	(4,955,997)	1	4,955,997	(16,544,312)

Total Stockholders' Equity	3,327,124	(4,955,208)			13,507,348
Non-controlling interests	—	1,520,938	1	(1,520,938)	—

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$4,242,002	$1,002,206			$27,173,390

See accompanying notes to pro forma unaudited consolidated condensed financial statements.

OHR PHARMACEUTICAL, INC.
(A Development Stage Company)
Unaudited Pro Forma Consolidated Condensed Statements of Operations
For the Six Months Ended March 31, 2014

	Ohr	SKS	Adjustments	Totals

REVENUES	$—	$1,379,250		$1,379,250
COST OF SALES	—	—		—
GROSS PROFIT	—	1,379,250		1,379,250

OPERATING EXPENSES
General and administrative	204,554	171,826		376,380
Professional fees	785,019	428,113		1,213,132
Research and development	1,960,196	1,324,464		3,284,660
Salaries and wages	1,040,107	—		1,040,107

Total Operating Expenses	3,989,876	1,924,403		5,914,279

OPERATING LOSS	(3,989,876)	(545,153)		(4,535,029)

OTHER INCOME (EXPENSE)
Interest expense	(513)	(37,719)		(38,232)
Other income and expense	213	—		213

Total Other Income (Expense)	(300)	(37,719)		(38,019)

NET LOSS	$(3,990,176)	$(582,872)		$(4,573,048)

BASIC DILUTED LOSS PER SHARE	$(0.20)			$(0.23)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING:
BASIC AND DILUTED	20,053,535			20,053,535

See accompanying notes to pro forma unaudited consolidated condensed financial statements.

OHR PHARMACEUTICAL, INC.
(A Development Stage Company)
Unaudited Pro Forma Consolidated Condensed Statements of Operations
For the Year Ended September 30, 2013

	Ohr	SKS	Adjustments	Totals

REVENUES	$—	$2,049,375		$2,049,375
COST OF SALES	—	—		—
GROSS PROFIT	—	2,049,375		2,049,375

OPERATING EXPENSES
General and administrative	312,541	633,919		946,460
Professional fees	608,408	228,984		837,392
Research and development	2,610,120	2,538,620		5,148,740
Salaries and wages	1,089,847	—		1,089,847

Total Operating Expenses	4,620,916	3,401,523		8,022,439

OPERATING LOSS	(4,620,916)	(1,352,148)		(5,973,064)

OTHER INCOME (EXPENSE)
Interest expense	(4,689)	(78,241)		(82,930)
Gain/(Loss) on derivative liability	(1,117,642)	—		(1,117,642)
Other income and expense	90,759	—		90,759

Total Other Income (Expense)	(1,031,572)	(78,241)		(1,109,813)

NET LOSS	$(5,652,488)	$(1,430,389)		$(7,082,877)

BASIC AND DILUTED LOSS PER SHARE	$(0.30)			$(0.38)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING:
BASIC AND DILUTED	18,707,759			18,707,759

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

OHR PHARMACEUTICAL, INC.

(A Development Stage Company)

Notes to Pro Forma Consolidated Condensed Financial Statements

Overview

The unaudited pro forma consolidated condensed financial statements as of March 31, 2014, for the six months ended March 31, 2014 and for the year ended September 30, 2013 are derived from the historical financial statements of Ohr Pharmaceutical, Inc. (the “Company”, “we”, “our”) set forth in our Annual Report on Form 10-K for the year ended September 30, 2013, and our Quarterly Report on Form 10-Q for the six-month period ended March 31, 2014, as filed with the Securities and Exchange Commission and are qualified in their entirety by reference to such historical financial statements and related notes contained in those reports. The historic financial statements of SKS Ocular, LLC were derived from audited financial statements for the year ended December 31, 2013. The pro forma consolidated condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisition of SKS Ocular, LLC’s assets had been consummated at the beginning of the period. The pro forma data presented reflect the preliminary purchase consideration and preliminary purchase price allocation in connection with our acquisition of SKS Ocular, LLC’s assets and do not necessarily represent the final purchase price allocation.

Acquisition of Assets of SKS Ocular, LLC

On May 30, 2014, the members of SKS Ocular, LLC sold significantly all its assets to the Company pursuant to the terms of an Asset Purchase Agreement dated May 14, 2014. The purchase price consisted of: (a) Cash in the amount of $3,500,000; (b) 1,194,862 shares of the Company’s common stock (valued at $10,180,224 based on the trading price on May 30, 2014 of the Company’s common stock) and (c) an additional 1,493,577 shares (the “contingent shares”) that will be issued contingent to achievement of certain milestones (valued at $12,725,276 based on the trading price on May 30, 2014).

The acquisition of the assets of SKS Ocular, LLC has been accounted for as an asset purchase combination whereby the purchase price was allocated to tangible and intangible assets acquired based on their fair values as of the acquisition date.

A summary of the pro forma purchase price allocation as of May 30, 2014 is as follows:

Purchase Price
Cash at closing	$3,500,000
Stock issued	10,180,224
Contingent consideration stock	12,725,276
Total Purchase Price	$26,405,500

Purchase Price Allocation
Lab equipment	$178,170
Computer and software	2,523
Leasehold improvements	2,181
Security deposit	12,243
License rights	17,443,400
Goodwill	8,766,983
Total Purchase Price Allocation	$26,405,500

Pro Forma Adjustments

Adjustment 1 – Removal of Assets and, Liabilities of SKS Ocular, LLC not acquired

This adjustment is to remove the assets, liabilities, and equity of SKS Ocular, LLC that were not acquired with the asset purchase transaction.

Adjustment 2 – Record the Assets acquired with the Asset Purchase from SKS Ocular, LLC

To record the assets acquired with the asset purchase agreement with SKS Ocular, LLC and the associated purchase price consideration.